UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2018

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

12544 High Bluff Drive, Suite 200 San Diego, California (Address of principal executive offices)		92130 (Zip Code)
Registrant's telephone number, including area code: (858) 552-1100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

During the fourth quarter of 2017, Quidel Corporation (the “Company”) recast its presentation of the components of revenue to reflect management’s revised reporting structure of its product categories: Rapid Immunoassay, Cardiac Immunoassay, Specialized Diagnostic Solutions, and Molecular Diagnostic Solutions. The QuickVue®, Sofia® and Eye Health revenues will be reported within the Company's Rapid Immunoassay category. The revenues of the recently acquired Triage and BNP Businesses will be reported within the Company's Cardiac Immunoassay category. Quidel's Thyretain® and Diagnostic Hybrids, or DHI, revenues and the Specialty Products Group, or SPG, businesses as well as other revenues (including grant and royalty) will be reported in the Company's Specialized Diagnostics category. The revenues of Solana®, AmpliVue® and Lyra® products will be reported in the Company's Molecular Diagnostics category.

As a result of the above noted changes to the presentation of the components of revenue, the following unaudited table provides historical quarterly revenues by product category for fiscal years 2016 and 2017 (in thousands):

Consolidated Net Revenues by Product Category (thousands)	2016				2017
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Rapid Immunoassay	$32,503	$21,848	$30,573	$36,492	$57,533	$21,983	$36,458	$49,125
Cardiac Immunoassay	—	—	—	—	—	—	—	47,030
Specialized Diagnostic Solutions	15,710	15,049	16,299	13,623	13,048	13,028	11,655	14,247
Molecular Diagnostic Solutions	2,108	2,236	2,469	2,693	3,111	3,256	2,781	4,488
Total revenue	$50,321	$39,133	$49,341	$52,808	$73,692	$38,267	$50,894	$114,890
This information will be presented in future filings on the company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for applicable comparable periods.
During the fourth quarter of 2017, the Company reclassified amortization of intangible assets from acquired business and technology to cost of sales expense and sales and marketing expense. These reclassifications did not affect the net loss as previously reported or any prior amounts reported on the Consolidated Balance Sheets, Statements of Cash Flows or Statements of Comprehensive Loss. The following unaudited tables present the current and previous amounts included in the Consolidated Statements of Operations (in thousands):

	2016				2017
Current classification:	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Cost of sales	$1,723	$1,699	$1,699	$1,797	$1,702	$1,811	$2,030	$3,340
Sales and marketing	629	700	683	603	668	704	690	5,197
Total	$2,352	$2,399	$2,382	$2,400	$2,370	$2,515	$2,720	$8,537

	2016				2017
Previous classification:	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Amortization of intangible assets from acquired business and technology	$2,219	$2,290	$2,273	$2,291	$2,291	$2,390	$2,503	$—
Cost of sales	133	109	109	109	79	125	217	3,340
Sales and marketing	—	—	—	—	—	—	—	5,197
Total	$2,352	$2,399	$2,382	$2,400	$2,370	$2,515	$2,720	$8,537

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2018

QUIDEL CORPORATION

By:	/s/ Randall J. Steward
Name:	Randall J. Steward
Its:	Chief Financial Officer